UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 04, 2026

Exicure, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39011	81-5333008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Foulk Road #202
Wilmington, Delaware		19803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 673-1700

,

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 4, 2026, Exicure, Inc., a Delaware corporation (the “Company”), and its wholly owned subsidiary, GPCR Therapeutics USA Inc., a California corporation (“GPCR USA”), entered into an Intellectual Property, Asset and License Assignment Agreement (the “Purchase Agreement”) with GPCRT Inc., a corporation organized under the laws of the Republic of Korea (the “Purchaser”), pursuant to which the Company and GPCR USA agreed to sell, and the Purchaser agreed to purchase, certain assets and rights relating to the GPC-100 (burixafor) program (the “Assets”), on the terms and subject to the conditions set forth in the Purchase Agreement (the “Transaction”).

The Assets consist of the Company’s rights and interests under the License and Collaboration Agreement, dated January 19, 2025, between the Company and GPCR Therapeutics, Inc. (“GPCR”), together with the assigned contracts, intellectual property, clinical, regulatory, scientific and development data and records, physical materials, equipment and other assets of the Company and GPCR USA used or held for use primarily in connection with the GPC-100 program, in each case as identified in the Purchase Agreement. No shares or other equity interests of GPCR USA are being transferred, and GPCR USA will remain a wholly owned subsidiary of the Company following the closing. The assignment of the License and Collaboration Agreement and of certain other assigned contracts is subject to the receipt of any required consent of GPCR or the applicable counterparty.

The aggregate purchase price for the Assets is KRW 6,500,000,000 (approximately US$4.8 million) (the “Purchase Price”), payable entirely in cash as follows: (i) a deposit of KRW 500,000,000 previously paid by the Purchaser to the Company, which is credited against the Purchase Price; (ii) an interim payment of KRW 2,000,000,000 payable on or before November 16, 2026, or such other date as the parties may agree in writing; and (iii) a final payment of KRW 4,000,000,000 payable at the closing, or such other date as the parties may agree in writing. No securities of the Purchaser are being issued in the Transaction.

At the closing, the Purchaser will assume the liabilities and obligations specified in the Purchase Agreement, including the obligations under the License and Collaboration Agreement to be performed from and after the closing (including future milestone and royalty payment obligations owed to GPCR), the obligations under the assigned contracts to be performed from and after the closing, and compensation and benefit liabilities relating to those GPCR USA employees identified in the Purchase Agreement who accept the employment or engagement that the Purchaser has agreed to offer them. All other liabilities of the Company and GPCR USA will be retained by the Company or GPCR USA, as applicable. As between the parties, liabilities and costs relating to the GPC-100 program incurred on or before August 31, 2026 remain the responsibility of the Company or GPCR USA, and those incurred on or after September 1, 2026 are the responsibility of the Purchaser, which has agreed to reimburse the Company and GPCR USA at the closing for any such amounts paid or funded by them. Certain other program costs are reimbursable by the Purchaser under a separate cost reimbursement arrangement between the parties referred to in the Purchase Agreement. These allocation provisions do not by themselves release the Company or GPCR USA from obligations owed to third parties.

The closing of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including approval of the Purchase Agreement by the boards of directors of the Company, GPCR USA and the Purchaser; the receipt of required regulatory approvals and material third-party consents, and any required stockholder approval; the receipt of a waiver and release from GPCR, in form and substance satisfactory to the Company, under which GPCR waives any right to receive any portion of the Purchase Price or any reimbursement amounts arising solely as a result of the Transaction; the absence of any legal prohibition on the Transaction; and any approval of the Company’s stockholders required under applicable law, the Company’s governing documents, Nasdaq requirements or any binding contractual obligation. The obligation of the Company and GPCR USA to complete the closing is also conditioned on their receipt of all amounts payable to them under the Purchase Agreement, including the Purchase Price. The Purchase Agreement contains customary representations, warranties and covenants of the parties, including covenants of the Company and GPCR USA regarding the preservation of the Assets prior to the closing, and provides for mutual indemnification, subject to specified limitations. There can be no assurance that the Transaction will be completed on any currently contemplated timetable or at all.

There is no material relationship between the Company or its affiliates and the Purchaser, other than in respect of the Purchase Agreement, and the terms of the Purchase Agreement were negotiated on an arm’s-length basis.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company, GPCR USA or the Purchaser. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing those matters as facts, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company, GPCR USA or the Purchaser. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, and subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01. Regulation FD Disclosure.

On November 10, 2026, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing of the interim payment and closing, the satisfaction of closing conditions and any modification of the Transaction. These statements are subject to risks and uncertainties, including that the closing conditions are not satisfied or waived, that the Purchaser does not make payments when due, that the parties modify the terms or structure of the Transaction, and the risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as updated by its subsequent filings with the SEC. The Company undertakes no obligation to update these statements except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1*	Intellectual Property, Asset and License Assignment Agreement, made effective as of November 30, 2026, among Exicure, Inc., GPCR Therapeutics USA Inc. and GPCRT Inc.
99.1	Press release of Exicure, Inc., dated November 10, 2026 (furnished herewith)
104	Cover Page Interactive Data File (formatted as Inline XBRL and embedded within the Inline XBRL document).

* Certain schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXICURE, Inc.

Date:	10 November 2026	By:	/s/ Jung Soo Kim
Jung Soo Kim Chief Executive Officer